UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Covista Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Covista Inc.

Supplement to Proxy Statement For

The 2026 Annual Meeting of Shareholders

To Be Held on Wednesday, November 11, 2026

Explanatory Note

On October 2, 2026, Covista Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders to be held on Wednesday, November 11, 2026, at 9:30 a.m., Central Standard Time at www.virtualshareholdermeeting.com/CVSA2026 (the “Annual Meeting”).  The purpose of this supplement to the Proxy Statement, dated October 14, 2026 (the “Proxy Supplement”) is solely to confirm and clarify the descriptions set forth in “Voting Information” on page 104 of the Proxy Statement of the voting standards and votes required to approve the matters being voted on at the Annual Meeting and to respond to a specific inquiry why broker non-votes have no effect on the vote required to approve Proposal No. 4 (Approval of Covista Inc. 2026 Equity Incentive Plan). Except as specifically set forth below, the Proxy Statement remains unchanged, and this Proxy Supplement does not otherwise modify, amend, supplement, or affect the Proxy Statement.

Supplement to the Proxy Statement

This Proxy Supplement amends and restates in its entirety the last sentence of the third paragraph in “Effect of Not Casting Your Vote” on Page 104 of the Proxy Statement, to confirm, as described elsewhere in the Proxy Statement, that broker non-votes are considered present and represented at the Annual Meeting only for the purposes of determining the existence of a quorum and for voting on Proposal No. 2 (Ratification of PwC as Covista’s auditors). Proposal No. 2 is the only matter on which brokers may vote uninstructed shares at the Annual Meeting. Accordingly, that sentence is amended (changes marked, with additional text bold and underlined) to read: “Abstentions, directions to withhold authority, and broker non-votes (when a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present and represented at the Annual Meeting only for purposes of establishing a quorum and not purposes of Proposal No. 1 (Election of Directors), Proposal No. 3 (Advisory Vote to Approve Executive Compensation) or Proposal No. 4 (Approval of Covista Inc. 2026 Equity Incentive Plan).”

In the table set forth in “Quorum and Required Vote,” also on page 104, in the column labeled “VOTE REQUIRED,” each reference to “Approval of the majority of shares represented at the Annual Meeting” is amended and restated to read as follows: “Approval of the majority of shares represented and entitled to vote on this Proposal at the Annual Meeting.”

From and after the date of this Proxy Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Proxy Supplement.  This Proxy Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Information on how to vote your shares, or change or revoke your prior vote or voting instructions, is available in the Proxy Statement.  If you have already voted by Internet, telephone or mail, your vote remains valid and you do not need to take any action unless you wish to change your vote.  This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 11, 2026. This Proxy Supplement, the Proxy Statement and the Covista Inc. Annual Report for 2026 are available online at www.proxyvote.com or at our investor relations website, https://investors.covista.com.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and this Proxy Supplement and vote as soon as possible.